Exhibit 10.2

FIRST AMENDMENT TO

UNITED CONTINENTAL HOLDINGS, INC.

PROFIT SHARING PLAN (2014)

WHEREAS, United Continental Holdings, Inc. (the “Company”) sponsors the United Continental Holdings, Inc. Profit Sharing Plan (the “Plan”);

WHEREAS, Section III of the Plan sets forth the profit sharing calculation for certain employee groups of the Company as defined in Section I.F of the Plan;

WHEREAS, during the course of 2014, the Company reached agreement with certain unions regarding the calculation of profit sharing for certain employee groups not expressly described in Section III;

WHEREAS, the Company desires to amend the Plan to expressly describe each employee group eligible for Awards under Section III;

WHEREAS, Section V.A reserves to the Company the right to amend the Plan in its sole discretion; and

WHERESA, the Company has previously delegated the authority to amend its benefit plans with respect to changes relating to implementation of collective bargaining agreements to the Company’s Executive Vice President Human Resources and Labor Relations;

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2014, for the 2014 Plan year and thereafter as set forth below:

1. The definitions of “Ground Employee Group,” “Other Employee Group,” and “Pilot Employee Group” are hereby deleted from the Plan.

2. The definition of “Participating Employee Group” is hereby amended in its entirety to read as follows:

“Participating Employee Group. Each employee group set forth in Appendix B is a Participating Employee Group. Expressly excluded from the definition are: (i) any class or craft of employees represented by a union but not covered by an agreement between an Employer and such union expressly providing for coverage under a Company-sponsored (or Employer-sponsored) profit sharing plan; and (ii) International Employees. In the event of any conflict between Appendix B and a collective bargaining agreement, the collective bargaining agreement shall govern.”

3. Section III.B.3 is hereby amended in its entirety to read as follows:

“Each Qualified Employee eligible under Section II shall be entitled to an Award equal to the following:

a.	The Qualified Employee’s Wages x Base Percentage A x the Factor for Base Percentage A set forth in Appendix B applicable to such Qualified Employee’s Participating Employee Group;

Plus

b.	The Qualified Employee’s Wages x Base Percentage B x the Factor for Base Percentage B set forth in Appendix B applicable to such Qualified Employee’s Participating Employee Group.”

4. A new Appendix B is added to the Plan to read as follows:

APPENDIX B

Participating Employee Group	Union Representation	Group Code	Factor for Base Percentage A	Factor for Base Percentage B
Joint Collective Bargaining Agreements
Customer Service Representatives	IAM	PCE	5	10
Dispatchers	PAFCA	DIS	5	10
Fleet Service Employees	IAM	RMP	5	10
Pilots	ALPA	PT, SPT	10	20
Reservations Representatives	IAM	PCE	5	10
Storekeeper Employees	IAM	RMP	5	10
Maintenance Instructors	IAM	MTI	5	10
Emergency Procedure Instructors	IAM	FTI	15	15
Fleet Technical Instructors	IAM	FTI	15	15
Security Officers	IAM	SEC	0	0
Individual sCO or sUA Collective Bargaining Agreements
Central Load Planners	IAM	PCE, MGT	5	10
Flight Attendants	AFA	FA, IFA	15	15
Food Service Personnel	IAM	FS	15	15
Simulator Technicians	IBT	MEC, MGT	15	15
Technicians	IBT	MEC	15	15
Non-Union
FQM (Flight Qualified Management)	None	FMT	5	5
Chelsea Food Service	None	FS	5	5
Management & Administrative	None	SAL, MGT, OFC,SIA, SLS	5	5
Test Pilots	None	TPT	5	5

*            *             *            *            *            *

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 5th day of February, 2015.

UNITED CONTINENTAL HOLDINGS, INC.

/s/ Michael P. Bonds

Michael P. Bonds
Executive Vice President,
Human Resources and Labor Relations

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